Exhibit 10.2

DESCRIPTION OF THE MATERIAL TERMS OF

LOCAL CORPORATION RETENTION PROGRAM

AS OF JANUARY 16, 2013

The Local Corporation Retention Program (the “Retention Program”) provides for the payment of a retention bonus to all employees of Local Corporation (the “Company”) and its subsidiaries as of January 16, 2013, including the Company’s currently employed named executive officers (the “NEOs,” as named in the Company’s most recently filed Form 10-K). On January 16, 2013, the Compensation Committee of the Company’s Board of Directors (the “Board”) established the Retention Program to reward employees who continue in service to the Company through January 2, 2014. The Retention Program provides employees with a bonus equal to their threshold semi-annual bonus target as of January 16, 2013.

The Company’s Named Executive Officers will be eligible to receive a bonus equal to the amounts set forth in the following table:

Name and Title	Retention Bonus Potential
Heath B. Clarke, Chief Executive Officer	$177,847
Michael A. Sawtell, President and Chief Operating Officer	$91,391
Kenneth S. Cragun, Chief Financial Officer and Secretary	$65,528
Erick Herring, Sr. Vice President, Technology	$58,427	(1)
Peter S. Hutto, Sr. Vice President Corporate Development	$50,000	(1)

(1)	Amounts to be paid via an equity grant under the Company’s 2011 Omnibus Incentive Plan, as amended.